EXHIBIT 23.1


                             Horwath Orenstein LLP
                           595 Bay Street, Suite 300
                               Toronto, Ontario
                                    M5G 2C2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion of our audit of the audited financial statements of Yak Communications (USA), Inc. and Subsidiaries for the years ended June 30, 2001 and June 30, 2001 and the three months ended September 30, 2001 and September 30, 2000 as part of this Form 10-SB.



/s/ Horwath Orenstein LLP
-------------------------
Horwath Orenstein LLP
Toronto, Ontario
December 28, 2001

                                       1